UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2016

Agritech Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	001-32134	36-4197173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Campus Drive
Mundelein, Illinois  60060
(Address of principal Mr. Kahn offices)

Registrant’s telephone number, including area code: (847) 549-6028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2016 (the “Effective Date”), Agritech Worldwide, Inc. (the “Company”) entered into an employment agreement with Jonathan Kahn (the “Kahn Employment Agreement”) in connection with the appointment of Mr. Kahn as the Company’s new Chief Executive Officer. The Kahn Employment Agreement will continue until June 30, 2019 (subject to automatic one year extensions), unless earlier terminated pursuant to its terms. Pursuant to the Kahn Employment Agreement, Mr. Kahn’s annual base salary will be $200,000 per year from the Effective Date through December 31, 2016 and $225,000 beginning January 1, 2017.  Mr. Kahn will also be eligible to participate in Company’s annual incentive compensation program (the “Annual Incentive Program”), with a target annual bonus equal to 100% of his annual base salary and a maximum annual bonus each year equal to 200% of his base salary. Mr. Kahn’s annual bonus for the 2016 calendar year will be prorated based on the number of days served during 2016.  The actual amount of the annual bonus earned by and payable to Mr. Kahn in any year will be determined upon the satisfaction of goals and objectives established by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and will be subject to such other terms and conditions of the Company’s Annual Incentive Program as in effect from time to time.

Pursuant to the Kahn Employment Agreement, Mr. Kahn was granted 6,067,931 fully-vested shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”), such amount representing 3.5% of the Company’s shares of Common Stock on a fully diluted basis as of the Effective Date.  In addition, on each of May 1, 2017 and May 1, 2018, respectively, Mr. Kahn will receive an additional grant of fully-vested Company Common Stock, such additional grants each representing 0.75% of the Company’s shares of Common Stock on a fully diluted basis as of May 1, 2017 and May 1, 2018, respectively (together with the 6,067,931 shares granted on the Effective Date, the “Equity Award”).

Commencing in calendar year 2017, and each year thereafter, Mr. Kahn will be eligible to participate in the Company’s annual equity incentive compensation program, with an annual target equity grant for each year in which Mr. Kahn participates in the equity incentive compensation program having a grant date fair value equal to 100% of Mr. Kahn’s base salary and a maximum annual equity award for each year in which Mr. Kahn participates in the equity incentive compensation program equal to 250% of Mr. Kahn’s base salary.  In determining the amount of Mr. Kahn’s equity grant for any year, the Compensation Committee will consider the Company’s performance over the immediately preceding fiscal year.

On each anniversary of the Effective Date and each Equity Issuance Date (as defined below), until such time as Mr. Kahn terminates employment with the Company, Mr. Kahn will receive an additional grant of unrestricted Common Stock (which additional grant will be deemed to be a part of the initial Equity Award), if necessary, so that on each such anniversary and each such Equity Issuance Date, the total number of shares received by Mr. Kahn pursuant to the Equity Award will equal at least 3.5% of the Company’s shares of Common Stock on a fully diluted basis until April 30, 2016, 4.25% until April 30, 2018, and 5.0% thereafter.  For purposes of the Kahn Employment Agreement, an “Equity Issuance Date” is any date on which the Company consummates the sale of or issuance of (i) more than 1% of the Company’s shares of Common Stock on a fully diluted basis; or (ii) any instrument that is convertible into more than 1% of the Company’s shares of Common Stock on a fully diluted basis. For the sake of clarity, in calculating the total number of shares held by Mr. Kahn pursuant to the Equity Award, only the initial shares granted and any additional shares granted in accordance with this paragraph will be considered and any shares (A) held by Mr. Kahn on or prior to the Effective Date or (B) granted to or acquired by Mr. Kahn in any other manner following the grant to Mr. Kahn of the Equity Award (including any annual equity award grant or otherwise) will be disregarded.

If Mr. Kahn’s employment contract is terminated for death or Cause (as such terms are defined in the Kahn Employment Agreement), he (or his estate in the event of death) will receive (i) unpaid salary and expenses as well as his annual bonus for the fiscal year immediately preceding the fiscal year in which the date of termination occurs, if such bonus has not been paid as of the date of termination; (ii) any accrued vacation pay to the extent not theretofore paid; and (iii) any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company.

If Mr. Kahn’s employment is terminated by the Company without Cause or terminated by him for Good Reason, he will receive two times the sum of (1) his base salary at the time of termination (or, in the event of a Termination for Good Reason, the base salary prior to the event constituting Good Reason if such Base Salary is higher than the base salary at the time of termination) plus (2) Target Bonus (as such term is defined in the Kahn Employment Agreement) at the time of termination (the “Severance Payment”).  In addition, Mr. Kahn shall receive (i) an annual bonus for the year in which the terminations occurs, determined based on actual performance during such year and prorated for the period during the year in which Executive was employed by the Company, payable at the same time annual bonuses are paid to other senior executives of the Company; (ii) accelerated vesting of all outstanding Company equity awards, and, in the case of stock options, if any, such options shall remain exercisable until the expiration date of such option; and (iii) if Mr. Kahn timely and properly elects health continuation coverage under COBRA, the Company shall reimburse Mr. Kahn for the monthly COBRA premium paid by for himself and his dependents until the earlier of:  (x) the 18-month anniversary of the Termination Date; and (y) the date the Executive is no longer eligible to receive COBRA continuation coverage.

If (1) during the two year period following a Change of Control (as defined in the Kahn Employment Agreement), Mr. Kahn’s employment is terminated due to a Termination Without Cause or a Termination for Good Reason or (2) during the 90-day period preceding a Change of Control, his employment is terminated due to a Termination Without Cause in anticipation of a Change of Control transaction that the Board is actively considering and that is ultimately consummated, Mr. Kahn is entitled to  receive the benefits set forth in the preceding paragraph, except that (i) in lieu of the Severance Payment, Mr. Kahn will receive two times the sum of (A) his base salary at the time of such termination or Change of Control, whichever base salary level is greater, plus (B) the Maximum Bonus (as such term is defined in the Kahn Employment Agreement) at the time of such termination or Change of Control, whichever Maximum Bonus level is greater (the “CIC Severance Payment”) and (2) Mr. Kahn will be eligible to receive such COBRA premium reimbursement until the earlier of:  (x) the 24-month anniversary of the Termination Date; and (y) the date the Executive is no longer eligible to receive COBRA continuation coverage. Under his employment agreement, Mr. Kahn has also agreed to non-competition provisions.

If Mr. Kahn’s employment is terminated due to Disability (as defined in the Kahn Employment Agreement), he will receive an annual bonus for the year in which the termination occurs, determined based on actual performance during such year and prorated for the period during the year in which Mr. Kahn was employed by the Company.

Pursuant to the Kahn Employment Agreement, Mr. Kahn was granted 6,067,931 fully-vested shares of Common Stock pursuant to the Company’s Amended and Restated Incentive Compensation Plan.

The foregoing summary description of the Kahn Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Kahn Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the Kahn Employment Agreement.  The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

Effective as of May 17, 2016, Jonathan Kahn was appointed as the Chief Executive Officer of the Company replacing Edward B. Smith, III, who will remain as a member of the Board.  Mr. Kahn was also appointed to serve as a member of the Board, effective May 17, 2016.

Mr. Kahn, age 55, has served as a consultant to the Company since September 2015.  From October 2007 through September 2015, Mr. Kahn served as the Chief Executive Officer of Geneva Wood Fuels, a leading manufacturer of wood pellets which are used to heat homes and buildings.  From October 2015 through April 2016 he was President at Castlebridge Risk Solutions, a risk management firm that advises high net worth families on navigating their asset and liability related opportunities and challenges. Mr. Kahn received an AB in Government from Bowdoin College and an MBA in Finance from the University of Chicago.

There are no family relationships between Mr. Kahn and any former director, officer or person nominated or chosen by the Company to become director.

On December 23, 2015, the Company issued a 14% nonconvertible senior unsecured note to Mr. Kahn in the principal amount of $500,000. The note matures in twelve months (December 23, 2016) and bears interest at 14% computed based on a 365-day year. In addition, the Company issued Mr. Kahn a warrant to acquire 500,000 shares of the Company’s Common Stock at an exercise price of $0.64 per share. These warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti-dilution protection and entitled to registration rights.

On March 2, 2016, the Company issued a 14% senior unsecured note to Mr. Kahn in the principal amount of $100,000.  The note matures in one year (March 2, 2017) and bears interest at 14% compounded based on a 365-day year.  In addition, the Company issued Mr. Kahn a warrant to acquire 400,000 shares of the Company’s Common Stock at an exercise price of $0.64 per share. These warrants expire on the fifth anniversary of their issuance, may be exercised on a cashless basis, are subject to full ratchet price anti-dilution protection and entitled to registration rights.

The foregoing summary descriptions of the 14% senior unsecured notes and warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to such documents, copies of which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Form 8-K and are incorporated herein by reference.

Other than described herein, there have been no other transactions involving Mr. Kahn that would require disclosure under Item 404(a) of Regulation S-K.

On May 17, 2016, each non-executive member of the Board was granted pursuant to the Company’s Amended and Restated Incentive Compensation Plan an option to purchase 1,006,711 shares of Common Stock (the equivalent of $30,000 based on the Common Stock’s closing price of $0.0298 on the grant date) at an exercise price of $0.0298 per share.  These stock options vest in full on May 17, 2017 and expire ten years after the date of the grant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

4.1	Senior Unsecured Note due December 23, 2016

4.2	Common Stock Purchase Warrant dated December 23, 2015

4.3	Senior Unsecured Note due March 2, 2017

4.4	Common Stock Purchase Warrant dated March 2, 2016

10.1	Employment Agreement between Agritech Worldwide, Inc. and Jonathan Kahn, dated May 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRITECH WORLDWIDE, INC.

Date: May 19, 2016	By:	/s/ Jonathan Kahn
Name: Jonathan Kahn
Title: Chief Executive Officer